                                                                    Exhibit 99.2

                                VERTICALNET, INC.
                  CERTIFICATION BY THE CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

I, Gene S. Godick, Executive Vice President and Chief Financial Officer of Verticalnet, Inc., a Pennsylvania corporation (the "Company"), hereby certify that:

     (1) The Company's periodic report on Form 10-Q for the period ended March 31, 2003 (the "Form 10-Q") fully complies with the requirements of
          Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.


                            /s/ Gene S. Godick
                            ----------------------------------------------------
                            Gene S. Godick
                            Executive Vice President and Chief Financial Officer
                            Date: May 15, 2003

A signed original of this written statement required by Section 906 has been provided to Verticalnet, Inc. and will be retained by Verticalnet, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.